UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 2, 2016

Date of report (date of earliest event reported)

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-53166	77-0664193
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

On December 2, 2016, MusclePharm Corporation (the “Company”) issued a press release announcing that, on November 7, 2016, it appointed Peter Lynch as the Chief Financial Officer of the Company beginning on December 1, 2016. In this role, Mr. Lynch will also serve as the Company’s principal financial officer and principal accounting officer. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Lynch, age 48, previously served as the Chief Financial Officer of Kärcher North America, Inc. since April 2013. Prior to Kärcher North America, Inc., Mr. Lynch served as Vice President, Finance at Gates Corporation from October 2009 to October 2012. Mr. Lynch is a CPA and holds a Bachelor of Science in accountancy from Arizona State University, as well as an Associate Certificate in project management from George Washington University.

Mr. Lynch does not have a family relationship with any director or executive officer of the Company or person nominated or chosen by the Company to become a director or executive officer, and there are no arrangements or understandings between Mr. Lynch and any other person pursuant to which Mr. Lynch was selected to serve as Chief Financial Officer of the Company. There have been no transactions involving Mr. Lynch that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In connection with his appointment, it is expected that Mr. Lynch will enter into the Company’s standard form of indemnification agreement, the form of which has been filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 27, 2012.

Employment Agreement and Other Compensatory Arrangements

On November 7, 2016, the Company entered into an offer letter agreement with Mr. Lynch (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Lynch will report to Ryan Drexler, the Company’s Chief Executive Officer and Executive Chairman of the Company’s Board of Directors. The Offer Letter does not provide for a specified term of employment, and Mr. Lynch’s employment will be on an at-will basis and may be terminated by Mr. Lynch or by the Company at any time, with or without cause. Mr. Lynch will receive an annual base salary of $300,000, and will be part of the Company’s bonus program with a yearly bonus potential of $100,000 based on the achievement of mutually agreeable objectives to be determined by Mr. Lynch and his supervisor. Additionally, Mr. Lynch will receive (i) 1% of the outstanding equity in common stock options, priced at the market value as of his hire date and vesting over three years, (ii) a $50,000 signing bonus and (iii) if the Company experiences a change of control, as such term is defined in the Offer Letter, a 12-month severance package and immediate vesting of any unvested options. Mr. Lynch will also be eligible to participate in the Company’s standard benefits package, including a 401(k) retirement account and health, dental, vision and life and disability insurance.

The foregoing description of the terms of the Offer Letter does not purport to be a complete description and is qualified in its entirety by reference to the Offer Letter, which is attached hereto as Exhibit 10.1 and is incorporated by reference in its entirety into this Item 5.02.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Offer Letter, dated as of November 7, 2016, entered into between the Company and Peter Lynch.
99.1	Press Release dated December 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

By:	/s/ Ryan Drexler
Name: Ryan Drexler Title: Chief Executive Officer

Date: December 2, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter, dated as of November 7, 2016, entered into between the Company and Peter Lynch.
99.1	Press Release dated December 2, 2016.